EXHIBIT 24.3

POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS,  that the undersigned  hereby  constitutes and appoints  Bradford T.
Smith his true and lawful  attorney-in-fact  and agent,  with full power of  substitution,  for him and in his name,  place and stead,  in any and all capacities,  in connection with the Laboratory  Corporation of
America  Holdings  (the  "Corporation")  Annual  Report on Form 10-K for the year ended  December 31, 2007 under the Securities Exchange Act of 1934, as amended,  including,  without limiting the generality of the foregoing,  to sign the Form  10-K in the  name and on  behalf  of the  Corporation  or on  behalf  of the undersigned  as a director  or officer of the  Corporation,  and any  amendments  to the Form 10-K and any instrument,  contract,  document or other  writing,  of or in connection  with the Form 10-K or amendments thereto,  and to file the same, with all exhibits  thereto,  and other documents in connection  therewith, including  this  power of  attorney,  with the  Securities  and  Exchange  Commission  and any  applicable securities exchange or securities  self-regulatory body, granting unto said  attorneys-in-fact and agents, each acting alone,  full power and authority to do and perform each and every act and thing  requisite and necessary  to be done in and about the  premises,  as fully to all  intents  and  purposes  as he might or could do in person,  hereby  ratifying and  confirming  all that said  attorney-in-fact  and agents,  each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 25th day of February, 2008.

                                                     By:/s/ JEAN LUC BELINGARD
                                                        -----------------------------------
                                                         Jean-Luc Belingard